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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-33933, No. 33-35259, No. 33-38521, No. 33-76358,
No. 33-51232, No. 33-69496, No. 333-15737, No. 333-40031, No. 333-69467, and
333-81035) and the Registration Statements on Form S-3 (No. 33-57512, No. 333-15741, and No. 333-40043) of Lattice Semiconductor Corporation of our report dated April 21, 1999 except as to Note 13, which is as of June 15, 1999 which appears in the Annual Report to Stockholders, which is incorporated by reference in this Annual Report on Form 10-K/A. We also consent to the incorporation by reference of our report dated April 21, 1999 relating to the financial statement schedule, which appears in this Form 10-K/A.

PricewaterhouseCoopers LLP

Portland, Oregon
July 26, 1999